Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ 08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC.

SUBMITS PLAN WITH NASDAQ TO REGAIN COMPLIANCE

BRIDGEWATER, NJ — July 17, 2017 — Synchronoss Technologies, Inc. (NASDAQ: SNCR), the leader in mobile cloud innovation for mobile carriers, enterprises, retailers and OEMs around the world, today announced that it has submitted its plan to Nasdaq detailing how the company plans to regain compliance with Nasdaq’s continued listing requirements.

On May 16, 2017, Synchronoss received a letter from Nasdaq indicating that the company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the company had not yet filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.  The letter indicated that the company had until July 17, 2017 to submit a plan to regain compliance with Nasdaq’s continued listing requirements.

If the compliance plan is accepted, Nasdaq may grant Synchronoss an extension of up to 180 calendar days from the Form 10-Q’s due date, or until November 6, 2017, to regain compliance.  The company’s common stock will continue to trade uninterrupted under its current trading symbol, “SNCR,” on the Nasdaq Global Select Market pending Nasdaq’s review of the compliance plan.

About Synchronoss Technologies, Inc.

Synchronoss (NASDAQ: SNCR) is an innovative software company that helps both service providers and enterprises realize and execute their goals for mobile transformation now. Our simple, powerful and flexible solutions serve millions of mobile subscribers and a large portion of the Fortune 500 worldwide today. For more information, visit us at www.synchronoss.com.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings.  These statements are based on the Company’s current expectations and beliefs and various assumptions.  There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. Examples of forward-looking statements include, but are not limited to, statements the Company makes regarding the Company’s ability to regain compliance with Nasdaq’s continued listing requirements; whether Nasdaq will accept the Compliance Plan and grant an extension; and the impact of the delay in the Company’s completion of its financial statements and the filing of the Form 10-Q  and subsequent periodic reports. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements.  These factors include, but are not limited to, risks associated with the ongoing and uncompleted nature of the Company’s accounting review; fluctuations in the Company’s financial and operating results; integration of the Company’s Intralinks business and execution of the Company’s cost reduction plan; the Company’s substantial level of debt and related obligations, including interest payments, covenants and restrictions; uncertainty regarding increased business and renewals from existing customers; the dependence of the Company’s Intralinks business on the volume of financial and strategic business transactions; disruptions to the implementation of the Company’s strategic priorities and business plan caused by changes in the Company’s senior management team; customer renewal rates and attrition; customer concentration; the Company’s ability to maintain the security and integrity of its systems; foreign currency exchange rates; the financial and other impact of previous and future acquisitions; competition in the enterprise and mobile solutions markets; the Company’s ability to retain and motivate employees; technological developments; litigation and disputes and the costs related thereto; unanticipated changes in the Company’s effective tax rate; uncertainties surrounding domestic and global economic conditions; other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, to be filed with the SEC as soon as practicable.  The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

SOURCE: Synchronoss Technologies, Inc.

CONTACT: Synchronoss Technologies, Inc.

Investor and Media:

Daniel Ives, +1 908-524-1047

daniel.ives@synchronoss.com